Exhibit 99.1

Tapestry, Inc.’s Response to COVID-19

Company to Temporarily Close all Coach, Kate Spade and Stuart Weitzman Stores in North America and Europe

NEW YORK--(BUSINESS WIRE)--March 17, 2020--Tapestry, Inc. (NYSE:TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, announced that effective at close of business today, it will temporarily close all directly operated Coach, Kate Spade and Stuart Weitzman stores in North America and Europe to help reduce the spread of COVID-19. Stores will be closed through March 27th, at which time the Company will determine the appropriate next steps in light of the environment. Employees at these locations will continue to receive scheduled pay and benefits during this temporary closure period. In addition, across all regions, brands will continue to engage with customers through online stores, which remain fully operational, and social media.

Jide Zeitlin, Chairman and Chief Executive Officer of Tapestry, Inc., said, “We are closely monitoring the situation and taking the appropriate actions to protect the safety of our employees, customers and communities. I want to recognize the incredible work our teams in Asia generally and China specifically have done to successfully navigate the crisis. They acted swiftly and decisively and serve as an inspiration to our entire organization. While these are unprecedented times, I am confident the Tapestry team has come together to meet the challenge. Our commitment to our values and to each other is unwavering, and I am proud to lead our resilient group of more than 21,000 colleagues around the world.”

Tapestry’s adjusted fiscal 2020 guidance, as provided in its earnings press release dated February 6, 2020, did not incorporate a negative impact from the coronavirus outbreak beyond China. While the majority of stores in China have now reopened, there have been additional closures in Asia as well as ongoing traffic challenges throughout the region, which will likely continue for some time. The Company will provide an update on the operational and financial impacts of the coronavirus outbreak on its global business during its third quarter fiscal 2020 conference call scheduled for April 30, 2020.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements regarding the Company’s fiscal 2020 guidance and the statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the coronavirus outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com